EXHIBIT A-1

                           CERTIFICATE OF FORMATION

                                       OF

                          NATURAL STATION EQUIPMENT LLC

The undersigned, having been duly authorized to execute this Certificate of Formation pursuant to the Delaware Limited Liability Act, certifies as follows with respect to such limited liability company:

1.   Name:  The  name  of the  limited  liability  company  is  Natural  Station
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     Equipment LLC ("Company").

2.   Registered Office and Agent. The name and business address of the Company's
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     initial registered agent for service of process is Corporation Service
     Company, 1013 Centre Road, Wilmington, Delaware 19805, and the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

3.   Delayed  Effective  Date.  The date of  formation  of the Company  shall be
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     January 1, 1999.


December 11, 1998                        /s/  Arlene S. Bobrow
                                         -----------------------------------
                                         Arlene S. Bobrow, Authorized Person